Exhibit G

                        GPU ENERGY BUSINESS PROCESS MODEL
                                  (March 1998)


Core Processes                                  Support Processes
--------------                                  -----------------

Manage and     Manage         Provide        Manage            Develop                 Provide
Service        Energy         Customer       Financial         Business                Support
Delivery       Risk           Service        Performance       Opportunities           Resources

Manage         Assess the     Respond to     Plan and          Develop and             Provide
Delivery       Energy         Inquiries/     Analyze           Retain                  Physical
Assets         Market         Customer       Finances          Business                Resources
                              Relations

Design &       Minimize       Bill &         Manage            Develop the             Provide
Construct      Energy Risk    Collect        Accounting        Organization            Information
                              Revenues       Operations                                Technology

Maintain       Satisfy                       Establish         Communicate             Attract, Retain
Reliability    Energy                        Appropriate       to the Public           & Develop
               Requirements                  Rates & Employees Personnel

               Customer                                        Manage                  Manage
               Choice                                          Constituents            Employee
                                                                                       Relations

                                                               Manage                  Manage
                                                               Legislative/            Environmental
                                                               Gov't  Affairs          Programs